ANI Pharmaceuticals Acquires Four NDAs from AstraZeneca for $46.5 Million

BAUDETTE, Minn., Dec. 29, 2017 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced that it has acquired the NDAs and U.S. rights to market ATACAND®, ATACAND HCT®, ARIMIDEX®, and CASODEX® from AstraZeneca for $46.5 million in cash, royalties, and sales-based milestones. AstraZeneca will continue to market and supply ATACAND®, ATACAND HCT®, ARIMIDEX®, and CASODEX® outside of the U.S. The acquired assets include the NDAs for all four products and a license to their trademarks. The acquisitions were funded through a combination of cash and debt.

Collectively, these products generated approximately $19 million in U.S. market sales during the trailing twelve months through October 2017, according to IMS Health.

Arthur S. Przybyl, ANI's President and CEO stated, "This acquisition complements our brand and generic strategies and further expands and diversifies our commercial portfolio. Importantly, ANI has the capability to manufacture and package all of the products at our containment facility in Baudette, MN. The addition of these assets will be material to our revenue and EBITDA in 2018, and we plan to provide financial guidance for 2018 at the time of our next regularly scheduled earnings announcement."

About ATACAND® tablets

ATACAND is an angiotensin II receptor blocker (ARB) indicated for:

  Treatment of hypertension in adults and children 1 to <17 years of age, to lower blood pressure.
  Treatment of heart failure (NYHA class II-IV).

About ATACAND HCT® tablets

ATACAND HCT combines an angiotensin II receptor (type AT1) antagonist and a diuretic, hydrochlorothiazide. ATACAND HCT is indicated for:

  Treatment of hypertension, to lower blood pressure.

About ARIMIDEX® tablets

ARIMIDEX is an aromatase inhibitor indicated for:

  Adjuvant treatment of postmenopausal women with hormone receptor-positive early breast cancer.
  First-line treatment of postmenopausal women with hormone-positive or hormone receptor unknown locally advanced or metastatic breast cancer.
  Treatment of advanced breast cancer in postmenopausal women with disease progression following tamoxifen therapy.
  ARIMIDEX is approved for adjuvant treatment (treatment following surgery with or without radiation) of postmenopausal women with hormone receptor-positive early breast cancer.
  ARIMIDEX is approved for the initial [ARI uses first] treatment of postmenopausal women with hormone receptor-positive or hormone receptor-unknown locally advanced or metastatic breast cancer and for the treatment of postmenopausal women with advanced breast cancer that has progressed following treatment with tamoxifen. Patients with hormone receptor-negative disease and patients who did not previously respond to tamoxifen therapy rarely responded to ARIMIDEX.

About CASODEX® tablets

CASODEX is an androgen receptor inhibitor indicated for:

  Use in combination therapy with a luteinizing hormone-releasing hormone (LHRH) analog for the treatment of Stage D2 metastatic carcinoma of the prostate.
  CASODEX 50 mg daily is indicated for use in combination therapy with a luteinizing hormone-releasing hormone (LHRH) analog for the treatment of Stage D2 metastatic carcinoma of the prostate.
  CASODEX 150 mg daily is not approved for use alone or with other treatments [see Clinical Studies (14.2)].

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects, the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com